UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State of incorporation or organization)	(IRS Employer Identification No.)

One Penn Plaza New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant is filing this Form 8-A in connection with the registration of its 8.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share, with a liquidation preference of $25 per share (“Series C Preferred Stock”), under the Securities Exchange Act of 1934, as amended. The description of the Series C Preferred Stock set forth under the caption “Description of Series C Preferred Shares” in the Registrant’s Prospectus Supplement dated July 29, 2024 to the Prospectus dated April 5, 2024, as filed with the Securities and Exchange Commission (“SEC”) on July 31, 2024 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in connection with the Registrant’s Registration Statement on Form S-3 (File No. 333-278527), filed with the SEC on April 5, 2024, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2020.

3.2	By-laws of the Registrant, as amended and restated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2018.

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, relating to the Series C Preferred Stock, as filed with the New Jersey Department of Treasury on July 31, 2024, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2024.

4.1	Form of Series C Preferred Stock Certificate of the Registrant, filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALLEY NATIONAL BANCORP

Date: August 5, 2024	By:	/s/ Gary G. Michael
	Name:	Gary G. Michael
	Title:	Executive Vice President, General
Counsel & Corporate Secretary